The Ensign Group Reports Fiscal Year and Fourth Quarter 2025 Results;
Issues 2026 Annual Earnings and Revenue Guidance

Conference Call and Webcast scheduled for tomorrow, February 5, 2026 at 10:00 am PT

SAN JUAN CAPISTRANO, California – February 4, 2026 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the fiscal year and fourth quarter of 2025, reporting GAAP diluted earnings per share of $5.84 and adjusted earnings per share(1) of $6.57, both for the year ended December 31, 2025. Ensign also reported GAAP diluted earnings per share of $1.61 and adjusted earnings per share(1) of $1.82, both for the quarter ended December 31, 2025.

Highlights Include:

▪GAAP diluted earnings per share for the year was $5.84 and for the quarter was $1.61, an increase of 14.1% and 18.4% over the prior year and prior year quarter, respectively.

▪Adjusted diluted earnings per share(1) for the year was $6.57 and for the quarter was $1.82, an increase of 19.5% and 22.1% over the prior year and prior year quarter, respectively.

▪GAAP net income was $344.0 million for the year and $95.5 million for the quarter, an increase of 15.4% and 19.8%, over the prior year and prior year quarter, respectively.

▪Adjusted net income(1) was $386.6 million for the year and $107.8 million for the quarter, an increase of 20.6% and 23.2% over the prior year and prior year quarter, respectively.

▪Same Facilities and Transitioning Facilities occupancy for the year were 82.9% and 84.2%, an increase of 2.5% and 4.2%, respectively, over the prior year and for the quarter were 83.8% and 84.9%, an increase of 2.9% and 3.5%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning Facilities skilled days for the year increased by 6.8% and 10.7%, respectively, over the prior year and for the quarter increased by 8.5% and 10.0%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning Facilities Medicare revenue for the year improved by 11.5% and 9.4%, respectively, over the prior year, and for the quarter improved by 15.7% and 11.3%, respectively, over the prior year quarter.

▪Total skilled services(2) revenue was $4.84 billion for the year and $1.30 billion for the quarter, an increase of 18.7% and 20.2% over the prior year and prior year quarter, respectively.

▪Consolidated revenue for the year was $5.06 billion, an increase of 18.7% over the prior year. Consolidated revenue for the quarter was $1.36 billion, an increase of 20.2% over the prior year quarter.

▪Standard Bearer(2) revenue was $126.9 million for the year, an increase of 33.5% over the prior year, and $34.5 million for the quarter, an increase of 37.2% over the prior year quarter. FFO was $75.2 million for the year, an increase of 28.3% over the prior year, and $20.4 million for the quarter, an increase of 33.9% over the prior year quarter.

(1)See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2)Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 7 of Item 8. Financial Statements and Supplementary Data on Form 10-K.

Operating Results

“We are excited to report another record year and record quarter in several key areas. It’s difficult to convey in words how so many individuals work so hard and achieve such amazing outcomes through so many small moments of selfless service. None of the results are possible without the outstanding work being done by these amazing nurses, therapists, dieticians, food service professionals, activities coordinators and the many others whose unwavering commitment shapes the daily care experience for thousands of patients across our portfolio,” said Barry Port, Ensign’s Chief Executive Officer.

“There are several measurements that showcase our clinical excellence. For example, according to the most recently published CMS data, same-store Ensign-affiliated facilities outperformed their peers in their annual survey results by an impressive 24% at the state level and 33% at the county level. This exceptional performance is only possible by achieving sustained clinical performance over time. In that same CMS data set, Ensign-affiliated operations also maintained a 19% advantage in overall 4- and 5-star rated buildings when compared to their peers. This is particularly noteworthy given the majority of these communities were 1- and 2-star facilities at the time of acquisition,” Port said.

He also noted that, “Our clinical achievements are bearing fruit in several ways. On the census front, our same store and transitioning occupancy increased to 83.8% and 84.9% during the quarter, which are both all-time highs. On the skilled mix front, we saw an increase across all skilled payors. As each operation solidifies their reputation in their respective markets, they are not only seeing more patients, but they are also being entrusted to care for more medically complex patients, which includes a larger share of Medicare, managed care and other skilled patients.”

Speaking to the Company’s organic growth potential, Mr. Port added, “While we are thrilled with our current record same store occupancy, we are actually excited that it’s as low as it is. At 83%, we have enough organic growth potential left in our organization to sustain our consistent earnings and revenue growth, even if we stopped acquiring. Also, it is not uncommon to see some of our most mature operations consistently achieve and maintain occupancies in mid- to high 90’s. The organic potential in our portfolio continues to remain one of our most compelling opportunities to continue to drive results.”

“We are very humbled by what we were able to accomplish in 2025, and we are eager to continue to drive organic improvements and take advantage of the acquisition opportunities that we see on the horizon. We are issuing our annual 2026 earnings guidance of $7.41 to $7.61 per diluted share and annual revenue guidance of $5.77 billion to $5.84 billion. The midpoint of this 2026 earnings guidance represents an increase of 14.3% over our 2025 results and is 36.5% higher than our 2024 results. We look forward to 2026 with confidence that our partners will continue to manage and innovate while balancing the addition of newly acquired operations," Mr. Port said.

Speaking to the Company’s acquisition growth, Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “During the quarter and since we accelerated our growth by adding 17 new operations, including 12 real estate assets, bringing the number of operations acquired during 2025 and since to 51. We continue to see opportunities that include everything from larger portfolios, landlords looking to replace current tenants, non-profits looking to divest of their post-acute assets and a steady flow of traditional one-sie two-sies. We have several new additions lining up for the first quarter of 2026 as our local leadership and their deal partners at the Service Center work together to source, underwrite and carefully select the right opportunities.”

Suzanne Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $503.9 million of cash on hand and $591.6 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s annual guidance is based on diluted weighted average common shares outstanding of approximately 60.0 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized insurance costs, acquisitions expected to close through the first quarter of 2026 and management’s current expectations regarding reimbursement rates. It also excludes certain charges that arise outside the normal course of business, amortization of system implementation costs, acquisition related costs and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for Standard Bearer, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “We were thrilled to continue our pace of acquisitions during the quarter and since. This growth is spread across several distinct healthcare markets, wherein each of our local clusters prepared and executed their specialized, building-by-building transition plans. Overall, our growth this quarter continues to demonstrate our ability to take on larger multi-facility portfolios as well as our traditional singles and doubles. We continue to learn from and perfect our transition process and believe that those lessons are showing through in the performance of our recently acquired acquisitions. As we’ve shown during the quarter and the last few years, our building-by-building approach to transitions works for single operations, small portfolios and larger portfolios, particularly when a larger deal spans several markets and geographies," Mr. Keetch said.

The recent acquisitions include the following leased operations:
•The Health Center of Eastview, a 90-bed skilled nursing facility in Birmingham, Alabama;
•The Rehabilitation Center at Sandalwood, a 103-bed skilled nursing facility in Wheat Ridge, Colorado;
•Edgewater Health and Rehabilitation, a 69-bed skilled nursing facility in Lakewood, Colorado;
•Santa Rosa Care Center, a 144-bed skilled nursing facility in Tucson, Arizona; and
•Agave Grove Post Acute, a 225-bed skilled nursing facility in Glendale, Arizona.

Standard Bearer also announced the following real estate acquisitions, which are operated by an Ensign-affiliate:
•Stonehenge of American Fork, a 90-bed skilled nursing facility located in American Fork, Utah;
•Stonehenge of Cedar City, a 50-bed skilled nursing facility located in Cedar City, Utah;
•Stonehenge of Ogden, a 52-bed skilled nursing facility located in Washington Terrace, Utah;
•Stonehenge of Orem, a 34-bed skilled nursing facility located in Orem, Utah;
•Stonehenge of Richfield, a 30-bed skilled nursing facility located in Richfield, Utah;
•Stonehenge of South Jordan, a 32-bed skilled nursing facility located in South Jordan, Utah;
•Stonehenge of Springville, a 50-bed skilled nursing facility located in Springville, Utah;
•Willow Point Rehabilitation and Nursing Center, a 45-bed skilled nursing facility in Kansas City, Kansas;
•The Chateau Waco, a 123-bed skilled nursing facility located in Waco, Texas;
•Sunset Valley Rehabilitation and Healthcare Center, an 80-bed skilled nursing facility located in Littlefield, Texas;
•Wylie Oaks Healthcare and Rehabilitation, a 106-bed skilled nursing facility located in Wylie, Texas; and
•Timber Ridge Health and Rehabilitation, a 48-bed skilled nursing facility located in Stevens Point, Wisconsin.

Ensign's growing portfolio consists of 378 healthcare operations, 31 of which also include senior living operations, across 17 states. Ensign now owns 160 real estate assets, 124 which are operated by an Ensign affiliate. Mr. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring the real estate, and that the Company is actively looking for performing and underperforming operations in several states.

The Company continues to provide additional disclosure on Standard Bearer, which is comprised of 154 owned properties. Of these assets, 120 are leased to an Ensign-affiliated operator and 35 are leased to third-party operators. Mr. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $34.5 million for the quarter, of which $29.3 million was derived from Ensign affiliated operations. For the quarter, Standard Bearer reported $20.4 million in FFO.

The Company also paid a quarterly cash dividend of $0.065 per share of Ensign common stock. Ms. Snapper noted that as the Company’s liquidity remains strong, it plans to continue its long history of paying dividends into the future, noting that in December of 2025 it increased the dividend for the 23rd consecutive year.

Conference Call

A live webcast will be held Thursday, February 5, 2026, at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s fiscal year and fourth quarter of 2025 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, February 27, 2026.

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 378 healthcare facilities in Alabama, Alaska, Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, Oregon, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, emergency and non-emergency transportation services, long-term care pharmacy and other consulting services across several states. Each of these operations is operated by a separate, independent subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations continue to be impacted by the unprecedented nature of the changes in the regulations and environment, as such, we are unable to predict the full extent and duration of the financial impact of these changes on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensignservices.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands, except per share data)
REVENUE
Service revenue	$1,353,885	$1,126,374	$5,032,118	$4,237,525
Rental revenue	6,741	5,878	25,723	22,960
TOTAL REVENUE	$1,360,626	$1,132,252	$5,057,841	$4,260,485
Expense:
Cost of services	1,074,788	897,269	4,019,076	3,376,884
Rent—cost of services	63,513	56,076	239,312	216,016
General and administrative expense	70,791	55,611	269,820	225,143
Depreciation and amortization	27,721	22,519	104,327	84,138
TOTAL EXPENSES	$1,236,813	$1,031,475	$4,632,535	$3,902,181
Income from operations	123,813	100,777	425,306	358,304
Other income (expense):
Interest expense	(1,955)	(2,258)	(7,988)	(8,286)
Interest income	6,221	7,598	24,512	28,749
Other income (expense)	2,005	(359)	13,792	7,327
OTHER INCOME, NET	$6,271	$4,981	$30,316	$27,790
Income before provision for income taxes	130,084	105,758	455,622	386,094
Provision for income taxes	34,550	26,008	111,358	87,636
NET INCOME	$95,534	$79,750	$344,264	$298,458
Less: net income attributable to noncontrolling interests	80	63	293	485
NET INCOME ATTRIBUTABLE TO THE ENSIGN GROUP, INC.	$95,454	$79,687	$343,971	$297,973

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.66	$1.40	$6.00	$5.26
Diluted	$1.61	$1.36	$5.84	$5.12
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	57,580	56,958	57,306	56,655
Diluted	59,291	58,580	58,873	58,240

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$503,881	$464,598
Accounts receivable—less allowance for doubtful accounts of $7,805 and $8,435 at December 31, 2025 and 2024, respectively	636,985	569,897
Investments—current	68,506	62,255
Prepaid expenses and other current assets	62,932	60,882
Total current assets	$1,272,304	$1,157,632
Property and equipment, net	1,696,863	1,291,354
Right-of-use assets	2,097,862	1,861,071
Insurance subsidiary deposits and investments	166,841	141,246
Deferred tax assets	83,138	66,281
Restricted and other assets	41,600	46,499
Intangible assets, net	6,381	7,292
Goodwill	97,981	97,981
TOTAL ASSETS	$5,462,970	$4,669,356
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$97,327	$98,947
Accrued wages and related liabilities	422,326	347,532
Lease liabilities—current	114,816	93,475
Accrued self-insurance liabilities—current	81,623	67,331
Other accrued liabilities	174,027	132,057
Current maturities of long-term debt	4,227	4,086
Total current liabilities	$894,346	$743,428
Long-term lease liabilities—less current portion	1,949,213	1,735,325
Accrued self-insurance liabilities—less current portion	164,792	144,421
Other long-term liabilities	82,266	64,169
Long-term debt—less current maturities	137,529	141,585
Total equity	2,234,824	1,840,428
TOTAL LIABILITIES AND EQUITY	$5,462,970	$4,669,356

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2025	2024

NET CASH PROVIDED BY (USED IN):
Operating activities	$564,270	$347,186
Investing activities	(513,177)	(390,052)
Financing activities	(11,810)	(2,162)
Net increase (decrease) in cash and cash equivalents	$39,283	$(45,028)
Cash and cash equivalents beginning of period	464,598	509,626
Cash and cash equivalents at end of period	$503,881	$464,598

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles GAAP net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to The Ensign Group, Inc.	$95,454	$79,687	$343,971	$297,973
Non-GAAP adjustments
Stock-based compensation expense(1)	12,924	9,820	48,299	36,226
Litigation(2)	—	—	12,000	(1,425)
Cost of services - (gain) loss on business interruption recoveries and long-lived assets, net	(625)	—	(3,285)	2,335
Cost of services - acquisition related costs(3)	548	501	2,211	1,019
General and administrative - costs incurred related to system implementations	958	431	2,430	2,953
Depreciation and amortization - patient base(4)	—	125	1,020	574
Interest expense - write off deferred financing fees (5)	—	200	—	200
Other income - gain on other investments (6)	—	—	(2,437)	—
Provision for income taxes on Non-GAAP adjustments(7)	(1,423)	(3,201)	(17,607)	(19,358)
Non-GAAP Net Income	$107,836	$87,563	$386,602	$320,497

Average number of diluted shares outstanding	59,291	58,580	58,873	58,240

Diluted Earnings Per Share	$1.61	$1.36	$5.84	$5.12

Adjusted Diluted Earnings Per Share	$1.82	$1.49	$6.57	$5.50

Footnotes:
(1) Represents stock-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of services	$8,496	$6,554	$32,216	$23,880
General and administrative	4,428	3,266	16,083	12,346
Total Non-GAAP adjustment	$12,924	$9,820	$48,299	$36,226

(2) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of services	$—	$—	$12,000	$(1,634)
General and administrative	—	—	—	209
Total Non-GAAP adjustment	$—	$—	$12,000	$(1,425)

(3) Represents costs incurred to acquire operations that are not capitalizable.
(4) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(5) Represents the write off of deferred financing fees associated with mortgage loans.
(6) Represents gains on the sale of investments that are not part of our core business operations. These investments have no observable market prices and are held at historical cost basis until sold or impaired.
(7) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Consolidated Statements of Income Data:
Net income	$95,534	$79,750	$344,264	$298,458
Less: Net income attributable to noncontrolling interests	80	63	293	485
Interest income	6,221	7,598	24,512	28,749
Add: Provision for income taxes	34,550	26,008	111,358	87,636
Depreciation and amortization	27,721	22,519	104,327	84,138
Interest expense	1,955	2,258	7,988	8,286
EBITDA	$153,459	$122,874	$543,132	$449,284
Adjustments to EBITDA:
Stock-based compensation expense	12,924	9,820	48,299	36,226
Litigation(1)	—	—	12,000	(1,425)
(Gain) loss on business interruption recoveries and long-lived assets, net	(625)	—	(3,285)	2,335
Gain on other investments(2)	—	—	(2,437)	—
Acquisition related costs(3)	548	501	2,211	1,019
Costs incurred related to system implementations	958	431	2,430	2,953
ADJUSTED EBITDA	$167,264	$133,626	$602,350	$490,392
Rent—cost of services	63,513	56,076	239,312	216,016
ADJUSTED EBITDAR	$230,777		$841,662

(1) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(2) Represents gains on the sale of investments that are not part of our core business operations. These investments have no observable market prices and are held at historical cost basis until sold or impaired.
(3) Represents costs incurred to acquire operations that are not capitalizable.

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Consolidated statements of income data:	(In thousands)
Income before provision for income taxes	$130,084	$105,758	$455,622	$386,094
Stock-based compensation expense	12,924	9,820	48,299	36,226
Litigation(1)	—	—	12,000	(1,425)
(Gain) loss on business interruption recoveries and long-lived assets, net	(625)	—	(3,285)	2,335
Gain on other investments(2)	—	—	(2,437)	—
Acquisition related costs(3)	548	501	2,211	1,019
Costs incurred related to system implementations	958	431	2,430	2,953
Depreciation and amortization - patient base(4)	—	125	1,020	574
Interest expense - write off of deferred financing fees(5)	—	200	—	200
ADJUSTED EBT	$143,889	$116,835	$515,860	$427,976
(1) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(2) Represents gains on the sale of investments that are not part of our core business operations. These investments have no observable market prices and are held at historical cost basis until sold or impaired.
(3) Represents costs incurred to acquire operations that are not capitalizable.
(4) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(5) Represents the write off of deferred financing fees associated with mortgage loans.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended December 31,
	2025	2024	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$1,301,583	$1,082,825	$218,758	20.2%
Number of facilities at period end	326	286	40	14.0%
Number of campuses at period end(1)	31	30	1	3.3%
Actual patient days	2,869,685	2,469,517	400,168	16.2%
Occupancy percentage — Operational beds	83.2%	80.9%	2.3%	2.8%
Skilled mix by nursing days	30.5%	29.1%	1.4%	4.8%
Skilled mix by nursing revenue	49.2%	47.8%	1.4%	2.9%

	Three Months Ended December 31,
	2025	2024	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$884,663	$823,797	$60,866	7.4%
Number of facilities at period end	210	210	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	1,938,015	1,865,624	72,391	3.9%
Occupancy percentage — Operational beds	83.8%	81.4%	2.4%	2.9%
Skilled mix by nursing days	32.0%	30.7%	1.3%	4.2%
Skilled mix by nursing revenue	50.8%	49.5%	1.3%	2.6%

	Three Months Ended December 31,
	2025	2024	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$194,971	$184,579	$10,392	5.6%
Number of facilities at period end	48	48	—	—%
Number of campuses at period end(1)	2	2	—	—%
Actual patient days	432,877	418,347	14,530	3.5%
Occupancy percentage — Operational beds	84.9%	82.0%	2.9%	3.5%
Skilled mix by nursing days	29.2%	27.5%	1.7%	6.2%
Skilled mix by nursing revenue	50.5%	47.8%	2.7%	5.6%

	Three Months Ended December 31,
	2025	2024	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$221,949	$74,449	$147,500	NM
Number of facilities at period end	68	28	40	NM
Number of campuses at period end(1)	4	3	1	NM
Actual patient days	498,793	185,546	313,247	NM
Occupancy percentage — Operational beds	79.4%	74.6%	NM	NM
Skilled mix by nursing days	25.8%	16.8%	NM	NM
Skilled mix by nursing revenue	41.8%	27.8%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2022.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2022 to December 31, 2023.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2024.

	Year Ended December 31,
	2025	2024	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$4,837,809	$4,076,825	$760,984	18.7%
Number of facilities at period end	326	286	40	14.0%
Number of campuses at period end(1)	31	30	1	3.3%
Actual patient days	10,795,373	9,431,825	1,363,548	14.5%
Occupancy percentage — Operational beds	82.2%	80.5%	1.7%	2.1%
Skilled mix by nursing days	30.7%	29.9%	0.8%	2.7%
Skilled mix by nursing revenue	49.4%	48.6%	0.8%	1.6%

	Year Ended December 31,
	2025	2024	Change	% Change

SAME FACILITY RESULTS:(2)(5)	(Dollars in thousands)
Skilled services revenue	$3,424,421	$3,214,896	$209,525	6.5%
Number of facilities at period end	210	210	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	7,579,892	7,382,176	197,716	2.7%
Occupancy percentage — Operational beds	82.9%	80.9%	2.0%	2.5%
Skilled mix by nursing days	32.3%	31.1%	1.2%	3.9%
Skilled mix by nursing revenue	51.2%	49.5%	1.7%	3.4%

	Year Ended December 31,
	2025	2024	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$760,325	$697,529	$62,796	9.0%
Number of facilities at period end	48	48	—	—%
Number of campuses at period end(1)	2	2	—	—%
Actual patient days	1,703,570	1,639,695	63,875	3.9%
Occupancy percentage — Operational beds	84.2%	80.8%	3.4%	4.2%
Skilled mix by nursing days	29.6%	27.8%	1.8%	6.5%
Skilled mix by nursing revenue	50.8%	48.6%	2.2%	4.5%

	Year Ended December 31,
	2025	2024	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$653,063	$163,826	$489,237	NM
Number of facilities at period end	68	28	40	NM
Number of campuses at period end(1)	4	3	1	NM
Actual patient days	1,511,911	407,872	1,104,039	NM
Occupancy percentage — Operational beds	76.9%	73.9%	NM	NM
Skilled mix by nursing days	23.9%	17.6%	NM	NM
Skilled mix by nursing revenue	38.3%	28.9%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2022.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2022 to December 31, 2023.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2024.
(5)Skilled services revenue and key performance metrics for a closed facility were not material and has been excluded from Same Facilities results during the year ended December 31, 2024. The facility was closed in 2024 as the program was transitioned from an intermediate care facility to a group home setting.

THE ENSIGN GROUP, INC.
UNAUDITED SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following tables reflect the change in skilled nursing average daily revenue rates, excluding services that are not covered by the daily rate(1):

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$817.48	$784.12	$900.01	$847.42	$786.91	$658.57	$827.19	$791.34
Managed care	596.61	568.94	637.91	589.08	601.74	491.93	602.39	568.89
Other skilled	633.26	642.71	605.00	621.12	707.90	638.47	639.69	639.97
Total skilled revenue	681.67	656.89	754.94	720.11	699.38	591.98	694.85	664.26
Medicaid	312.99	301.00	304.79	301.10	335.65	307.61	315.76	301.56
Private and other payors	299.78	269.80	314.59	281.27	350.63	320.50	312.47	277.12
Total skilled nursing revenue	$429.76	$406.77	$437.25	$414.50	$431.37	$357.54	$431.17	$404.45

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$794.60	$756.42	$867.32	$824.75	$733.57	$640.67	$800.94	$767.72
Managed care	580.98	555.22	612.73	569.70	563.86	475.65	583.47	555.37
Other skilled	647.55	627.88	602.64	560.62	702.70	657.94	647.69	620.42
Total skilled revenue	668.90	639.75	730.74	695.94	660.49	577.33	677.40	647.28
Medicaid	306.45	297.15	295.11	282.49	331.49	303.57	308.27	294.78
Private and other payors	296.84	277.27	313.66	285.73	346.37	301.84	308.27	280.24
Total skilled nursing revenue	$422.67	$401.49	$425.65	$397.59	$412.24	$351.38	$421.69	$398.66
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606.

The following tables set forth our percentage of skilled nursing patient revenue and days for the periods presented:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.4%	20.3%	28.1%	27.6%	20.0%	13.3%	22.2%	21.1%
Managed care	19.9	20.0	15.5	14.7	14.3	8.7	18.2	18.4
Other skilled	9.5	9.2	6.9	5.5	7.5	5.8	8.8	8.3
Skilled mix	50.8%	49.5%	50.5%	47.8%	41.8%	27.8%	49.2%	47.8%
Private and other payors	7.1	7.1	6.1	6.5	10.4	14.8	7.5	7.5
Medicaid	42.1	43.4	43.4	45.7	47.8	57.4	43.3	44.7
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.3%	10.5%	13.7%	13.5%	11.0%	7.2%	11.6%	10.8%
Managed care	14.3	14.3	10.6	10.4	10.2	6.3	13.0	13.0
Other skilled	6.4	5.9	4.9	3.6	4.6	3.3	5.9	5.3
Skilled mix	32.0%	30.7%	29.2%	27.5%	25.8%	16.8%	30.5%	29.1%
Private and other payors	10.2	10.7	8.6	9.6	12.7	16.5	10.4	11.0
Medicaid	57.8	58.6	62.2	62.9	61.5	66.7	59.1	59.9
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.4%	20.7%	28.3%	28.8%	18.1%	13.6%	22.0%	21.9%
Managed care	20.3	19.9	16.1	14.7	13.0	9.6	18.6	18.6
Other skilled	9.5	8.9	6.4	5.1	7.2	5.7	8.8	8.1
Skilled mix	51.2%	49.5%	50.8%	48.6%	38.3%	28.9%	49.4%	48.6%
Private and other payors	6.9	7.3	6.5	7.3	11.5	13.8	7.5	7.5
Medicaid	41.9	43.2	42.7	44.1	50.2	57.3	43.1	43.9
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2025	2024	2025	2024	2025	2024	2025	2024

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.4%	11.0%	13.9%	13.9%	10.1%	7.5%	11.6%	11.4%
Managed care	14.8	14.4	11.2	10.3	9.5	7.1	13.5	13.4
Other skilled	6.1	5.7	4.5	3.6	4.3	3.0	5.6	5.1
Skilled mix	32.3%	31.1%	29.6%	27.8%	23.9%	17.6%	30.7%	29.9%
Private and other payors	9.9	10.5	8.8	10.1	13.6	16.1	10.3	10.7
Medicaid	57.8	58.4	61.6	62.1	62.5	66.3	59.0	59.4
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following tables set forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended December 31,
	2025		2024
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$547,162	40.4%	$454,779	40.4%
Medicare	312,405	23.1	267,180	23.7
Medicaid-skilled	77,914	5.8	69,720	6.2
Total Medicaid and Medicare	$937,481	69.3%	$791,679	70.3%
Managed care	249,626	18.4	207,989	18.5
Private and other(2)	166,778	12.3	126,706	11.2
SERVICE REVENUE	$1,353,885	100.0%	$1,126,374	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other includes revenue for skilled services (private, Veteran Affairs and hospice payors), senior living and ancillary operations.

	Year Ended December 31,
	2025		2024
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$2,002,007	39.8%	$1,682,344	39.7%
Medicare	1,194,554	23.7	1,055,226	24.9
Medicaid-skilled	301,122	6.0	266,738	6.3
Total Medicaid and Medicare	$3,497,683	69.5%	$3,004,308	70.9%
Managed care	944,316	18.8	789,643	18.6
Private and other(2)	590,119	11.7	443,574	10.5
SERVICE REVENUE	$5,032,118	100.0%	$4,237,525	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other includes revenue for skilled services (private, Veteran Affairs and hospice payors), senior living and ancillary operations.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Statements of Income Data:
Segment income(1)	$169,336	$140,980	$616,397	$518,463
Depreciation and amortization	14,703	12,207	55,821	45,195
EBITDA	$184,039	$153,187	$672,218	$563,658
Adjustments to EBITDA:
Stock-based compensation expense	8,123	6,302	30,897	22,992
Gain on business interruption recoveries	(625)	—	(4,358)	—
Litigation(2)	—	—	—	2,100
ADJUSTED EBITDA	$191,537	$159,489	$698,757	$588,750

(1)    Segment income reflects profit from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.
(2)     Litigation relates to specific proceedings arising outside of the ordinary course of business.

Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Rental revenue generated from third-party tenants	$5,185	$4,388	$19,370	$16,976
Rental revenue generated from Ensign's independent subsidiaries	29,266	20,714	107,560	78,110
TOTAL RENTAL REVENUE	$34,451	$25,102	$126,930	$95,086
Segment income(1)	10,292	7,443	37,623	29,335
Depreciation and amortization	10,149	7,818	37,599	29,297
FFO(2)	$20,441	$15,261	$75,222	$58,632
(1) Segment income reflects profit from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment of long-lived assets. Included in Standard Bearer expenses for the three months and year ended December 31, 2025 is management fee of $2.1 million and $7.6 million, respectively, and interest of $9.9 million and $35.1 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center. Included in Standard Bearer expenses for the three months and year ended December 31, 2024 is management fee of $1.5 million and $5.7 million, respectively, and interest of $5.5 million and $20.3 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center.
(2) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains or losses from sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization and (d) interest expense. Adjusted EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to system implementations, (h) litigation arising outside of the ordinary course of business, (i) gain/loss on business interruption recoveries and long-lived assets, and (j) gain on other investments. Adjusted EBITDAR consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) rent-cost of services, (f) stock-based compensation expense, (g) acquisition related costs, (h) costs incurred related to system implementations, (i) litigation arising outside of the ordinary course of business, (j) gain/loss on business interruption recoveries and long-lived assets, and (k) gain on other investments. Adjusted EBT consists of net income before (a) provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to system implementations, (e) litigation arising outside of the ordinary course of business, (f) gain/loss on business interruption recoveries and long-lived assets, (g) gain on other investments, (h) amortization of patient base intangible assets and (I) write off of deferred financing fees. Funds from Operations (FFO) for our Standard Bearer segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from the sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets. The Company believes that the presentation of adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, adjusted EBT and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted EBT and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financials" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.